Exhibit 99.1

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FOR IMMEDIATE RELEASE


THE STANLEY WORKS OFFERS TO ACQUIRE BLICK PLC FOR(pound)3.00 ($5.30) PER SHARE CASH; TRANSACTION VALUED AT $165.1 MILLION

Leading U.K. Provider Of Security Integration, Communication and Time Management Solutions Provides Stanley Security Solutions Business With European Presence

New Britain, Connecticut, December 18, 2003 ... The Stanley Works (New York Stock Exchange: SWK) and Blick plc (London Stock Exchange: BLK.L) today jointly announced a recommended offer under which Stanley proposes to acquire 100% of the outstanding share capital of Blick. In addition, a special dividend equal to 6 pence per Blick ordinary share will be paid in connection with the offer. The offer to purchase Blick's publicly traded shares is being made by a subsidiary of Stanley's. The offer is expected to commence shortly and to close before the end of the first quarter of 2004. UBS Investment Bank is advising Stanley on the transaction.

The offer represents a premium of approximately 37% over the average closing price of (pound)2.192 ($3.87) per Blick share for the six months ended on December 9, 2003, the date immediately prior to the announcement by Blick that it had received an approach, and a premium of 18% over the closing price of (pound)2.535 ($4.48) per Blick share on that date. Under a partial loan note alternative, Blick shareholders will be able to elect to receive guaranteed loan notes instead of part or, subject to sufficient nominal value of loan notes remaining available, all of their cash entitlement.

The offer, including the partial loan note alternative, will not be extended to Blick shareholders in the United States or certain other jurisdictions outside the United Kingdom.


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The offer values the whole of Blick's existing issued share capital at
(pound)93.5 million ($165.1 million).

The Board of Blick has recommended that its shareholders accept the terms of Stanley's offer. In accordance with standard U.K. practice, the offer will become unconditional upon acceptance by the holders of not less than 90% of the Blick shares, or such lower percentage not being less than 50% as Stanley determines, and satisfaction of certain other conditions.

Stanley has received irrevocable undertakings and indications of intent to accept the offer from the directors of Blick and certain other shareholders for a total of 13.2 million Blick shares, representing approximately 42.4% of Blick's issued share capital.

If the offer is successful, Blick will become part of Stanley's Security Solutions business, headquartered in Indianapolis, Indiana. Blick, headquartered in Swindon, England, is a leading U.K. integrator of security solutions, communication, and time management solutions to the commercial and industrial sectors. Like Stanley Security Solutions in North America, Blick has a direct-to-end-user business model with a large installed base and significant recurring revenue streams. Blick also offers its customers proprietary software and hardware products.

John Trani, Chairman and Chief Executive Officer commented: "In 2002 we took a major step toward the development of our Security Solutions platform with the acquisition of Best Access Systems, the largest in Stanley's long history. The Blick acquisition will add to that growth platform and establish its presence in Europe. Moreover, as our company shifts its business portfolio, Blick is expected to serve as the center from which our European presence expands. As with Best Access, Blick's management team is excellent, experienced and will continue to focus on its customers while pursuing the orderly integration of Blick with Stanley Security Solutions. We are very pleased that they will be joining us."


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Blick has annual sales of approximately $120 million, and employs more than
950 people, mostly in the U.K.

Mr. Trani added: "Last week we announced the planned disposition of our residential entry doors business and the planned acquisition of CST / Berger. Blick continues the shift of our portfolio toward favored markets, those with higher inherent growth and profitability. The successful completion of these transactions will enable our two growth platforms - the Tools Group and Security Solutions - to account for approximately 63% of revenues in 2004. We expect our portfolio repositioning to continue into 2004."

The company expects the transaction to be immediately accretive to earnings per fully diluted share in the first twelve months following completion of the transaction. The first-year return on capital employed from this transaction is expected to be within the company's targeted range. These statements should not be taken to mean that Blick's earnings per share for 2004 and subsequent periods will be higher than that of prior periods.

Stanley currently intends to fund the tender from existing cash resources and commercial paper facilities. The company is evaluating other longer term funding alternatives, including the sale of as much as $175 million of equity-linked securities.

The Stanley Works, an S&P 500 company, is a worldwide supplier of tools, hardware and door systems for professional, industrial and consumer use.

This announcement does not constitute an offer to sell or an invitation to purchase or subscribe for any securities.

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Contact:   Gerry Gould
Vice President, Investor Relations
(860) 827-3833 or ggould@stanleyworks.com


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The Stanley Works corporate press releases are available under Financial News in the Investor Relations section of the company's corporate web site at www.stanleyworks.com.

           CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS


All of the statements in this press release, other than historical facts, are forward looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. As a general matter, forward looking statements are those focused upon anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature. Such forward looking statements are subject to uncertainties and factors relating to Stanley's operations and business environment, all of which are difficult to predict and many of which are beyond the control of Stanley. These uncertainties and factors could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements. The following uncertainties and factors, among others, could affect future performance and cause actual results to differ materially from those expressed in or implied by forward looking statements: (i) the satisfaction or, where applicable, waiver of the conditions to which the offer is subject within anticipated time frames; (ii) the successful integration of the acquired business and other acquisitions with Stanley's existing businesses and to realize the related financial benefits in a timely manner;
(iii) the success of Stanley's efforts to decentralize its operations functions, primarily into its Tools and Access Solutions business groups; (iv) the success of Stanley's efforts to reduce its workforce and close certain facilities, including the resolution of any labor issues related to such activities, payments related to such activities, the need to respond to significant changes in product demand while any facility consolidation is in process and other unforeseen events; (v) the success of Stanley's efforts to restructure its Mac Tools organization in order to return it to profitability, including without limitation, Stanley's ability to liquidate certain Mac Tools assets at a satisfactory price; (vi) the success of Stanley's marketing and sales efforts, including Stanley's ability to recruit and retain an adequate sales force; (vii) continued improvements in productivity and cost reductions;
(viii) the continued improvement in the payment terms under which Stanley buys and sells goods, materials and products; (ix) the ability to attract and retain quality management personnel; (x) Stanley's ability to fulfill demand for its products in a timely manner; (xi) the absence of increased pricing pressures from customers and competitors and the ability to defend market share in the face of price competition; (xii) Stanley's ability to identify and engage a successor CEO on a timely basis; (xiii) the continued success of The Home Depot, Lowe's and Wal-Mart sales initiatives as well as other programs to stimulate demand for Stanley products; (xiv) the ability of the sales force to adapt to changes made in the sales organization and achieve adequate customer coverage; (xv) the continued ability to effectively manage and defend litigation matters pending, or asserted in the future, against Stanley.


Stanley's future performance will also be affected by other external factors. These external factors include pricing pressure and other changes within competitive markets, the continued consolidation of customers in consumer channels, inventory management pressures of Stanley's customers, increasing competition, changing demand for Stanley's products, changes in trade, monetary, tax and fiscal policies and laws, inflation, currency exchange fluctuations, the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and Stanley's debt program, the strength of the U.S. economy and the strength of foreign currencies, including but not limited to the Euro, and the impact of events that cause or may cause disruption in Stanley's distribution and sales networks such as war, terrorist activities, political unrest and recessionary or expansive trends in the economies of the world in which Stanley operates.


Stanley does not undertake, and hereby disclaims, any duty to update these forward-looking statements, even though its situation and circumstances may change in the future.